Exhibit 1.1

Execution Version

Enable Midstream Partners, LP

Common Units Representing Limited Partner Interests

Having an Aggregate Gross Sales Price Not to Exceed $200,000,000

ATM EQUITY OFFERINGSM SALES AGREEMENT

May 12, 2017

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Barclays Capital Inc.

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

MUFG Securities Americas Inc.

RBC Capital Markets, LLC

SunTrust Robinson Humphrey, Inc.

Wells Fargo Securities, LLC

c/o	Merrill Lynch, Pierce, Fenner & Smith

                              Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Enable Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time to or through Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, SunTrust Robinson Humphrey, Inc. or Wells Fargo Securities, LLC, as sales agent and/or principal (each, an “Agent”, and collectively, the “Agents”), common units representing limited partner interests in the Partnership (the “Common Units”), having an aggregate gross sales price not to exceed $200,000,000 (the “Units”), on the terms set forth in this ATM Equity OfferingSM Sales Agreement. The Partnership agrees that whenever it determines to sell Units directly to any Agent as principal it will enter into a separate written Terms Agreement (each, a “Terms Agreement”), in substantially the form of Annex I hereto, relating to such sale in accordance with Section 2(k) hereof. References herein to “this Agreement” or to matters contained “herein” or “hereunder,” or words of similar import, mean this ATM Equity OfferingSM Sales Agreement and any applicable Terms Agreement.

The Partnership has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-215670) under the Securities Act of 1933, as amended (the “1933 Act”), covering the public offering and sale of certain securities of the Partnership, including the Units, under the 1933 Act and the rules and regulations promulgated thereunder (the “1933 Act Regulations”). Such Registration Statement, including any amendments thereto, filed prior to the Applicable Time has become effective. The “Registration Statement”, as of any time, means such registration statement as amended by any pre-effective or post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”); provided, however, that the “Registration Statement”

without reference to a time means such registration statement as amended by any pre-effective or post-effective amendments thereto as of the time of the first contract of sale for the Units, which time shall be considered the “new effective date” of the Registration Statement with respect to the Units within the meaning of paragraph (f)(2) of Rule 430B (“Rule 430B(f)(2)”), including the exhibits and schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The base prospectus filed as part of such shelf registration statement, as amended in the form in which it has been filed most recently with the Commission in accordance with Section 3(b) or 3(c) hereof, including the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Base Prospectus.” Promptly after execution and delivery of this Agreement, the Partnership will prepare and file a prospectus supplement relating to the Units in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”). Such final prospectus supplement, as amended by the prospectus supplement filed most recently with the Commission in accordance with Section 3(b), 3(c) or 3(n) hereof, as the case may be, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Prospectus Supplement.” The Base Prospectus, as amended by the Prospectus Supplement and any applicable pricing supplement thereto, in the form the Base Prospectus, the Prospectus Supplement and any such pricing supplement are first furnished to the Agents for use in connection with the offering and sale of Units, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means, with respect to any offer and sale of Units pursuant to this Agreement, the time immediately prior to the first contract of sale for such Units, or such other time as agreed by the Partnership and the applicable Agents.

“General Disclosure Package” means each Issuer General Use Free Writing Prospectus, if any, issued prior to the Applicable Time, the most recent Prospectus filed with the Commission in accordance with Section 3(b), 3(c) or 3(n) hereof that is distributed to investors prior to the Applicable Time and the number of Units and the initial offering price per Unit, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Units that is (i) required to be filed with the Commission by the Partnership, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Units or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Partnership’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus approved by the Agents or, in the case of a specific offer and sale of Units, the applicable Agent pursuant to Section 3(l) hereof that is furnished to the Agents or such Agent, as the case may be, for general distribution to investors, as evidenced by communications between the Partnership and the Agents or such Agent, as the case may be.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “made,” “stated” or “referred to” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time relating to the particular Units; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”) incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time relating to the particular Units.

1. Representations and Warranties. The Partnership represents and warrants to the Agents at the date of this Agreement (the “Execution Time”), each Registration Statement Amendment Date (as defined in Section 3(o) hereof), each Partnership Periodic Report Date (as defined in Section 3(n) hereof), each Partnership Earnings Report Date (as defined in Section 3(o) hereof) but only with respect to those Partnership Earnings Report Dates on which the Partnership has delivered instructions to the Agents to sell Units pursuant to Section 2(b) hereof, each Request Date (as defined in Section 3(o) hereof), each Applicable Time and each Settlement Date (as defined in Section 2(g) hereof), unless a representation or warranty is limited to a specific date or dates, in which case such representation or warranty will be deemed to speak solely of such date or dates (each, a “Representation Date”), and agrees with the Agents, as follows:

(a) The Partnership meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is a shelf registration statement under the 1933 Act and the Units have been and remain eligible for registration by the Partnership on such shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations (“Rule 401(g)(2)”) has been received by the Partnership, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendments or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending, to the Partnership’s knowledge, contemplated. The Partnership has complied with each request (if any) from the Commission for additional information.

(b) On each Representation Date and at all times during which a prospectus is required by the 1933 Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, the Registration Statement complied and will comply in all material respects with the applicable requirements of the 1933 Act and the 1934 Act and the respective rules thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), on each Representation Date and at all times during which a prospectus is required to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by the Agents specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

(c) At the Execution Time, at each Applicable Time and at each Settlement Date, the General Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the General Disclosure Package based upon and in conformity with written information furnished to the Partnership by the Agents specifically for use therein.

(d) For purposes of each offering of the Units pursuant to transactions under this Agreement that are not firm commitment underwritings, the Partnership is an “ineligible issuer” (as defined in Rule 405 of the 1933 Act) as of the applicable eligibility determination date for purposes of Rules 164 and 433 under the 1933 Act.

(e) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by the Agents specifically for use therein.

(f) The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Partnership is not the subject of a pending proceeding under Section 8A in connection with the offering of the Units.

(g) The Common Units are an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (e)(1) of such rule.

(h) The Partnership has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at-the-market offerings of the Units in accordance with Rule 415(a)(4) of the 1933 Act.

(i) The interactive data in the eXtensible Business Reporting Language (“XBRL”) incorporated by reference in the Registration Statement fairly presents in all material respects the information contained therein and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(j) The Partnership, Enable GP, LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner”), and each of the entities set forth on Schedule I hereto (collectively, the “Operating Subsidiaries,” and with the Partnership and the General Partner, the “Enable Entities”) have been duly formed and are validly existing and in good standing under the laws of their jurisdiction of formation with all necessary corporate, limited liability company or partnership, as the case may be, power and authority, (i) to own or lease its property and to conduct its business in all material respects as described in the General Disclosure Package and the Prospectus and (ii) in the case of the General Partner, to serve as the general partner of the Partnership as described in the General Disclosure Package and the Prospectus. Each of the Enable Entities is duly registered or qualified as a foreign entity to transact business in and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such registration or qualification, except to the extent that the failure to be so registered or qualified or be in good standing would not be reasonably likely to have a material adverse effect on the financial condition, business, prospects, properties or results of operations of the Enable Entities, taken as a whole (“Material Adverse Effect”).

(k) The General Partner has, at the Execution Time, and will have, at each Applicable Time and at each Settlement Date, full power and authority to act as general partner of the Partnership as described in the General Disclosure Package and Prospectus; the General Partner is, and at each Applicable Time and at each Settlement Date, will be, the sole general partner of the Partnership and owns a non-economic general partner interest (the “General Partner Interest”) in the Partnership; such General Partner Interest has been duly authorized and validly issued in accordance with the Partnership’s Fourth Amended and Restated Partnership Agreement, dated as of June 22, 2016 (as amended from time to time, the “Partnership Agreement”), and the General Partner owns, and at each Applicable Time and at each Settlement Date, will own, such General Partner Interest free and clear of all liens, encumbrances, security interests, charges or claims (“Liens”) (except for (i) restrictions on transferability as contained in the Partnership Agreement or as described in the General Disclosure Package and the Prospectus and (ii) Liens created or arising under the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”)).

(l) The General Partner owns all of the incentive distribution rights of the Partnership (the “Incentive Distribution Rights”); the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the DRULPA); and the General Partner owns such Incentive Distribution Rights free and clear of all Liens (except for (i) restrictions on transferability contained in the Partnership Agreement or as described in the General Disclosure Package and the Prospectus and (ii) Liens created or arising under the DRULPA).

(m) As of the date hereof, the issued and outstanding limited partner interests of the Partnership consist of 224,532,867 Common Units and 207,855,430 subordinated units representing limited partner interests in the Partnership (the “Subordinated Units”), the Incentive Distribution Rights, and 14,520,000 10% Series A Fixed-to-Floating Non-Cumulative Redeemable Perpetual Preferred Units representing limited partner interests in the Partnership (the “Series A Preferred Units”). All outstanding Common Units, Subordinated Units, Incentive Distribution Rights and Series A Preferred Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the DRULPA).

(n) The Partnership owns, directly or indirectly, 100% of the issued and outstanding shares of capital stock, limited liability company interests or partnership interests, as applicable, in each of the Operating Subsidiaries (except for Southeast Supply Header, LLC, a Delaware limited liability company, in which the Partnership owns 50% of the limited liability company interests); such shares of capital stock, limited liability company interests or partnership interests have been duly authorized and validly issued in accordance with the bylaws, limited liability company agreement or partnership agreement, as applicable, of each Operating Subsidiary (as the same may be amended or restated, the “Operating Subsidiary Organizational Documents”) and are fully paid (to the extent required under the applicable Operating Subsidiary Organizational Documents) and nonassessable (except (i) in the case of an interest in a Delaware limited liability company, as such nonassessability may be affected by Sections 18-607 and 18-804 of the DLLCA, (ii) in the case of an interest in an Oklahoma limited liability company, as such nonassessability may be affected by Sections 2030, 2031 and 2040 of the Oklahoma Limited Liability Company Act (the “Oklahoma LLC Act”) and (iii) in the case of an interest in a Texas partnership, as such nonassessability may be affected by Section 101.206 of the Texas Business Organizations Code (the “TBOC”)); and such shares of capital stock, limited liability company interests or partnership interests, as applicable, are owned, directly or indirectly, by the Partnership, free and clear of all Liens (except for (i) restrictions on transferability contained in the applicable Operating Subsidiary Organizational Documents or as described in the General Disclosure Package or the Prospectus and (ii) Liens created or arising under the DLLCA, the Oklahoma LLC Act or the TBOC).

(o) Except for the Partnership’s ownership, directly or indirectly, of the capital stock, limited liability company interests or partnership interests, as applicable, in each of the Operating Subsidiaries, the Partnership does not own, and at each Applicable Time and at Each Settlement Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the equity or long-term debt securities of corporations, partnerships, limited liability companies, joint ventures, associations or other entities that, in the aggregate, would not constitute a significant subsidiary as such term is defined in Section 1.02(w) of Regulation S-X under the 1933 Act. Except for its ownership of the General Partner Interest and the Incentive Distribution Rights, the General Partner does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(p) The Partnership has all requisite limited partnership power and authority to (i) execute and deliver this Agreement and to perform its obligations hereunder and (ii) issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the General Disclosure Package and the Prospectus. All limited partnership action required to be taken by the Partnership for the authorization, issuance, sale and delivery of the Units and the consummation of the transactions contemplated by this Agreement has been validly taken.

(q) This Agreement has been duly authorized, executed and delivered by the Partnership.

(r) The Units have been duly authorized and, on or prior to each Applicable Time and each Settlement Date, when issued and delivered against payment of the purchase price for the Units as provided in this Agreement, will be validly issued in accordance with the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the DRULPA).

(s) Except as described in the General Disclosure Package and the Prospectus, none of (i) the offering, issuance and sale by the Partnership of the Units, (ii) the application of the net proceeds therefrom as described under the caption “Use of Proceeds” in the General Disclosure Package and the Prospectus, (iii) the execution, delivery and performance of this Agreement, or (iv) the consummation of the transactions contemplated by this Agreement (A) constitutes or will constitute a violation of the organizational documents of the Partnership or the General Partner, (B) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) or Debt Repayment Triggering Event (as defined below) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Enable Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law, rule or regulation or any order, judgment, decree or injunction of any court or arbitrator or governmental agency or body directed to any of the Enable Entities or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Enable Entities, which breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership to perform its obligations under this Agreement. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any debtor.

(t) No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Enable Entities or any of their respective properties is required in connection with (i) the offering, issuance and sale by the Partnership of the Units, (ii) the application of the net proceeds therefrom as described under the caption “Use of Proceeds” in the General Disclosure Package and the Prospectus, (iii) the execution, delivery and performance of this Agreement by the Partnership, or (iv) the consummation by the Partnership of the transactions contemplated by this Agreement, except for (A) such as may be required under the 1933 Act and the rules and regulations of the Commission thereunder, the 1934 Act and the rules and regulations of the Commission thereunder, state securities or “Blue Sky” laws and applicable rules and regulations under such laws, or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution by the Agents of the Units in the manner contemplated herein and in the General Disclosure Package and Prospectus, (B) such that have been, or on or prior to any Settlement Date will be, obtained or made, and (C) such that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership to perform its obligations under this Agreement.

(u) Except as described in the General Disclosure Package and Prospectus (excluding, however, any amendments or supplements thereto dated after the date hereof), since the date of the most recent financial statements included or incorporated by reference in the General Disclosure Package and the Prospectus, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), prospects, earnings, business or operations of the Enable Entities, taken as a whole (“Material Adverse Change”), from that set forth in the General Disclosure Package and the Prospectus.

(v) The financial statements (including the related notes and supporting schedules) and other financial information contained or incorporated by reference in the General Disclosure Package and the Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X under the 1933 Act, and present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) consistently applied throughout the periods involved, except to the extent disclosed therein.

(w) Deloitte & Touche LLP, who has certified certain financial statements of the Partnership and its consolidated subsidiaries, whose report appears or is incorporated by reference in the General Disclosure Package and the Prospectus and who has delivered the initial letter referred to in Section 6(f) hereof, is an independent public accountant as required by the 1933 Act and the Public Company Accounting Oversight Board.

(x) Each of the Enable Entities has good and marketable title in fee simple to all real property (save and except for “rights of way” (as defined below)) and good and marketable title to all personal property owned by them which is material to the business of the Enable Entities, in each case free and clear of all Liens, except such as (i) are described in the General Disclosure Package and the Prospectus, (ii) do not, singly or in the aggregate, interfere with the use made and proposed to be made of such property by the Enable Entities or (iii) do not, singly or in the aggregate, materially affect the value of such property; all real property and buildings held under lease by any of the Enable Entities are held by them under valid, subsisting and enforceable leases with such exceptions as do not materially interfere with the use of any such property for the conduct of their business.

(y) The Enable Entities are insured against such losses and risks and in such amounts as are reasonably adequate in the businesses in which they are engaged, and none of the Enable Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the General Disclosure Package and the Prospectus.

(z) Except as described in the General Disclosure Package and the Prospectus, there is (i) no action, suit or proceeding before or by any federal or state court, commission, arbitrator or governmental or regulatory agency, body or official, domestic or foreign, now pending or, to the knowledge of the Partnership, threatened, to which any of the Enable Entities is or may be a party or to which the business or property of any of the Enable Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been formally proposed by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Enable Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably likely to (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Units, or (C) in any manner draw into question the validity of this Agreement.

(aa) The Enable Entities own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the businesses now operated by them, except to the extent that the failure to own or possess such rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of the Enable Entities has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(bb) No material labor dispute with the employees of any of the Enable Entities exists, except as described in the General Disclosure Package and the Prospectus, or, to the knowledge of the Partnership, is imminent; and the Partnership is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc) Each of the Enable Entities has filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or has requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, individually or in the aggregate, have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Partnership), and no tax deficiency has been determined adversely to any Enable Entity which has had (nor do any of the Enable Entities have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Enable Entities and which could reasonably be expected to have) a Material Adverse Effect.

(dd) None of the Enable Entities is (i) in violation of its organizational documents, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or (iii) in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation in the case of clause (ii) or (iii) would, if continued, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership to consummate the transactions contemplated by or perform its obligations under this Agreement. To the knowledge of the Partnership, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Enable Entities is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which breach, default or violation, if continued, could individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee) None of the Enable Entities is, and after giving effect to the offering, issuance and sale of the Units to be sold by the Partnership hereunder and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds” will be, required to register as an “investment company” or a company “controlled by” an “investment company,” each within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(ff) The Enable Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Enable Entities’ internal accounting controls are effective, and the Partnership is not aware of any material weaknesses in the accounting controls of the Enable Entities.

(gg) The Partnership has established and maintains disclosure controls and procedures (to the extent required by and as defined in Rules 13a-15(e) and 15d-15(e) under the 1934 Act), which (i) are designed to provide reasonable assurance that information required to be disclosed by the Partnership in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and communicated to the Partnership’s management, including its principal executive officer and principal financial officer, as appropriate, to allow for timely decisions regarding required disclosure, and (ii) are effective in all material respects to perform the functions for which they were established to the extent required by Rules 13a-15 and 15d-15 under the 1934 Act.

(hh) At the Execution Time, at each Applicable Time and at each Settlement Date, none of the Operating Subsidiaries will be prohibited, directly or indirectly, from making any distributions to the Partnership or another Operating Subsidiary, from making any other distribution on such Operating Subsidiary’s equity interests, from repaying to the Partnership or its affiliates any loans or advances to such Operating Subsidiary from the Partnership or its affiliates or from transferring any of such Operating Subsidiary’s property or assets to the Partnership or any other Operating Subsidiary, except (i) as described in or contemplated by the General Disclosure Package and the Prospectus (including any amendment or supplement thereto), (ii) such prohibitions mandated by the laws of each such Operating Subsidiary’s jurisdiction of formation and the Operating Subsidiaries’ Organizational Documents, (iii) such prohibitions arising under the debt agreements of such Operating Subsidiaries, (iv) for such approval or other consent from governmental entities relating to restrictions on the transfer, pledge or other encumbrance of ownership or assets arising under federal, state or local laws applicable to natural gas storage and transportation assets, and (v) where such prohibition would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii) None of the Enable Entities, nor any of their subsidiaries, nor, to the Enable Entities’ knowledge, any director, officer, agent, employee, affiliate or other person acting on behalf of the Enable Entities (excluding CenterPoint Energy, Inc. and OGE Energy Corp. and any of their respective subsidiaries, other than the General Partner, the Partnership and the Enable Entities), is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Enable Entities have instituted and maintain policies and procedures to ensure compliance therewith. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(jj) The operations of each of the Enable Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Enable Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership, threatened.

(kk) The Partnership acknowledges that, in accordance with the requirements of the USA Patriot Act, the Agents are required to obtain, verify and record information that identifies their respective clients, including the Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the Agents to properly identify their respective clients.

(ll) None of the Enable Entities, nor any of their subsidiaries, nor, to the Enable Entities’ knowledge, any director, officer, agent, employee or affiliate of the Enable Entities (excluding CenterPoint Energy, Inc. and OGE Energy Corp. and any of their respective subsidiaries, other than the General Partner, the Partnership and the Enable Entities) (i) is, or is controlled or 50% or more owned by or is acting on behalf of, an individual or entity that is currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, the United Kingdom (including sanctions administered or enforced by Her Majesty’s Treasury) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as Agents, advisor, investor or otherwise).

(mm) Except as is not material to the analysis under any Sanctions, none of the Enable Entities has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three years, nor do any of the Enable Entities have any plans to increase their dealings or transactions with or for the benefit of Sanctioned Persons, or with or in Sanctioned Countries.

(nn) The Partnership has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might be reasonably expected to cause or result in, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(oo) The Partnership has taken all necessary action to ensure that the Partnership and, to the Partnership’s knowledge, the General Partner’s directors and officers, in their capacities as such, are in compliance in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(pp) At the Execution Time, at each Applicable Time and at each Settlement Date, the Partnership and, to the Partnership’s knowledge, the General Partner’s directors or officers, in their capacities as such, will be in compliance in all material respects with the rules of the New York Stock Exchange (the “NYSE”) that are effective and applicable to the Partnership as of the Execution Time, at each Applicable Time and at each Settlement Date.

(qq) There are no contracts, arrangements or understandings (other than as contemplated by this Agreement) between any Enable Entity and any person that would give rise to a valid claim against any Enable Entity or any Agents for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Units.

(rr) Each of the Enable Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the General Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the General Disclosure Package and the Prospectus, except for such permits that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Enable Entities has fulfilled and performed all its material obligations with respect to such permits which are due to have been fulfilled and performed and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, subject in each case to such qualifications as may be set forth in the General Disclosure Package and the Prospectus, except for such permits that, if revoked or terminated, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ss) Each of the Enable Entities has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct its business in the manner described in the General Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the General Disclosure Package and the Prospectus, except for such rights-of-way that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Enable Entities has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, subject in each case to such qualification as may be set forth in the General Disclosure Package and the Prospectus, except for such revocation or termination that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in the General Disclosure Package and the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Enable Entities, taken as a whole.

(tt) Except as disclosed in the General Disclosure Package and the Prospectus, each of the Enable Entities (i) is in compliance with all applicable federal, state and local laws and regulations relating to the prevention of pollution or protection of human health and safety (to the extent human health and safety relate to exposure to Hazardous Materials, as defined below) and the environment or imposing liability or standards of conduct concerning any Hazardous Material (collectively, “Environmental Laws”), (ii) has received all permits required of it under applicable Environmental Laws to conduct its business as presently conducted, (iii) is in compliance with all terms and conditions of any such permits, (iv) is not subject to any claim by any governmental agency or government body or person relating to Environmental Laws or Hazardous Materials and (v) to the knowledge of the Enable Parties, does not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits and such claims and such liabilities would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any applicable law designed to protect the environment. In the ordinary course of business, each of the Enable Entities periodically reviews the effect of Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates costs and liabilities that are reasonably likely to be incurred pursuant to such Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, each of the Enable Entities has reasonably concluded that, except as disclosed in the General Disclosure Package and the Prospectus, such associated costs and reasonably foreseeable liabilities relating to the Enable Entities would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(uu) None of the Enable Entities are aware of any costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.

(vv) Except as otherwise disclosed in the General Disclosure Package and the Prospectus, the Enable Entities and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder)) established or maintained by the Enable Entities or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA, and, if applicable, the qualification requirements under Section 401(a) of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder), except where the failure to comply would not have a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Enable Entities, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Code with which the Enable Entities is treated as a single employer. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained as of the date hereof by the Enable Entities or any of their ERISA Affiliates, except for any such occurrence as would not have a Material Adverse Effect. No “employee benefit plan” established or maintained as of the date hereof by the Enable Entities or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA) except for such liabilities as would not have a Material Adverse Effect. With respect to any “employee benefit plan” established, maintained or contributed to as of the date hereof by the Enable Entities or any of their ERISA Affiliates, neither the Enable Entities, nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any such “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code except for such liability as would not have a Material Adverse Effect.

(ww) Any statistical and market-related data included or incorporated by reference in the General Disclosure Package or the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate.

(xx) The statements made or incorporated by reference in the General Disclosure Package and the Prospectus under the captions “Description of the Common Units” and “Material Federal Income Tax Considerations” thereof, insofar as they purport to constitute summaries of the terms of statutes, rules or regulation, legal or governmental proceedings or contracts and other documents, descriptions of the Units or any other instruments, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(yy) Except (i) as described in the Registration Statement, the General Disclosure Package and the Prospectus, (ii) for restrictions on the transfer, pledge or other encumbrance of ownership or assets arising under federal, state or local laws applicable to natural gas storage and transportation assets or (iii) as contained in the relevant organizational documents of each of the Enable Entities, (A) no person has the right, contractual or otherwise, to cause the Partnership to issue or sell to it any Common Units or other equity interests of the Partnership, (B) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Common Units or other equity interests of the Partnership, (C) no person has the right to act as a Agents or as a financial advisor to the Partnership in connection with the offer and sale of the Units, (D) upon the issuance and sale of the Units, except as contemplated by this Agreement, no person will have any such right specified in subclause (A) or (B), and (E) no person had the right, contractual or otherwise, to cause the Partnership to register under the 1933 Act any Common Units or other equity interests of the Partnership or to include any such Common Units or other equity interests in the Registration Statement or the offering contemplated thereby. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, neither the filing of the Registration Statement nor the offering, issuance and sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other equity interests of the Partnership. Except for options granted pursuant to employee benefit plans, qualified unit option plans, or other employee compensation plans in effect as of the date of this Agreement, there are no outstanding options or warrants to purchase any capital stock, limited liability company interests, partnership interests or other equity interests of any of the Enable Entities.

Any certificate signed by any officer of the General Partner and delivered to the Agents or to counsel for the Agents in connection with the offering of the Units shall be deemed a representation and warranty by the Partnership to the Agents as to the matters covered thereby.

2. Sale and Delivery of Units.

(a) Subject to the terms and conditions set forth herein, the Partnership agrees to issue and sell Units through the applicable Agents acting as sales agent or directly to the applicable Agents acting as principal from time to time. Sales of the Units, if any, through an Agent acting as sales agent or directly to an Agent acting as principal will be made by means of ordinary brokers’ transactions on the NYSE or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

(b) The Units are to be sold to an Agent on an agented basis on any day (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time)(each, a “Trading Day”) on which (i) the Partnership has instructed such Agent to make such sales and (ii) the Partnership has satisfied its covenants and conditions specified in Sections 4 and 5 hereof. On any Trading Day, the Partnership may sell Units through only one Agent and, if it determines to do so, shall instruct the applicable Agent by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by such Agent) as to the maximum number of Units to be sold on such Trading Day and the minimum price per Unit at which such Units may be sold. Subject to the terms and conditions specified herein (including, without limitation, the accuracy of the representations and warranties of the Partnership and the performance by the Partnership of its covenants and other obligations, contained herein and the satisfaction of the additional conditions specified in Section 5 hereof), such Agent shall use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell all of the Units so designated by the Partnership as sales agent in accordance with such instruction. On any Trading Day, the Partnership shall give at least one business day’s prior written notice by telecopy or email to the Agents as to any change of the Agent through whom sales of Units as sales agent will be made. For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or security holders of the Enable Entities or any of their subsidiaries or to a trustee or other person acquiring Units for the accounts of such persons in which either Merrill Lynch, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, SunTrust Robinson Humphrey, Inc. or Wells Fargo Securities, LLC is acting for the Partnership in a capacity other than as Agent under this Agreement. The Partnership and the Agents each acknowledge and agree that (A) there can be no assurance that any Agent will be successful in selling any Units and (B) the Agents will not incur any liability or obligation to the Partnership if they fail to sell Units for any reason other than a failure to use their respective commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell such Units as required by this Agreement.

(c) The Partnership or the Agent through whom the sale of Units are to be made as sales agent on any Trading Day may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by the receiving party), suspend the offering of Units with respect to which such Agent is acting as sales agent for any reason and at any time; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Units sold, or with respect to Units that the Partnership has agreed to sell, hereunder prior to the giving of such notice.

(d) The gross sales price of any Units sold pursuant to this Agreement by the applicable Agent acting as sales agent of the Partnership shall be equal to, in the discretion of such Agent but subject to the specific instructions of the Partnership, the market price prevailing at the time of sale for the Units sold by such Agent on the NYSE or otherwise, at prices related to prevailing market prices or at negotiated prices. The compensation payable to an Agent for sales of Units with respect to which such Agent acts as sales agent shall not exceed 2% of the gross sales price for such Units, which commission shall be agreed to separately by such Agent and the Partnership. The remaining proceeds, after further deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any Governmental Entity or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Partnership for such sales (the “Net Proceeds”). The applicable Agent shall notify the Partnership as promptly as practicable if any deduction referenced in the preceding sentence will be made. Notwithstanding the foregoing, in the event the Partnership engages an Agent as sales agent for the sale of Units that would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the 1934 Act, the Partnership and such Agent will agree to compensation for such Agent that is customary for such sales.

(e) If acting as sales agent hereunder, the applicable Agent shall provide written confirmation to the Partnership following the close of trading on the NYSE on each Trading Day on which Units are sold under this Agreement setting forth the number of Units sold on such day, the aggregate gross sales proceeds of the Units, the aggregate Net Proceeds to the Partnership and the aggregate compensation payable by the Partnership to such Agent with respect to such sales. At each Agent’s election, such compensation shall be set forth and invoiced in periodic statements from such Agent to the Partnership, with payment to be made by the Partnership promptly after its receipt thereof.

(f) Under no circumstances shall the aggregate gross sales price or number, as the case may be, of Units offered or sold pursuant to this Agreement, or which are the subject of instructions to an Agent as sales agent pursuant to Section 2(b) hereof, exceed the aggregate gross sales price or number, as the case may be, of Units (i) referred to in the preamble paragraph of this Agreement, as reduced by prior sales of Units under this Agreement, (ii) available for sale under the Registration Statement or (iii) duly authorized from time to time to be issued and sold under this Agreement by the Partnership or approved for listing on the NYSE, and, in each case referred to in clause (ii) and (iii), notified to the Agents in writing. In addition, under no circumstances shall any Units with respect to which the Agent acts as sales agent be offered or sold, or be the subject of instructions to an Agent as sales agent pursuant to Section 2(b) hereof, at a price lower than the minimum price therefor duly authorized from time to time by the Partnership and notified to the Agents in writing. The Agents shall have no responsibility for maintaining records with respect to Units available for sale under the Registration Statement or for determining the aggregate gross sales price, number or minimum price of Units duly authorized by the Partnership.

(g) If the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act are not satisfied with respect to the Partnership or the Units, the Partnership shall promptly notify the Agents and future offers and sales of Units through the Agents on an agented basis under this ATM Equity OfferingSM Sales Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(h) Settlement for sales of Units will occur (i) prior to September 5, 2017, on the third business day that is also a Trading Day following the trade date on which such sales are made and (ii) on and after September 5, 2017, on the second business day that is also a Trading Day following the trade date on which such sales were made, in either case unless another date shall be agreed to in writing by the Partnership and the applicable Agents (each such day, a “Settlement Date”). On each Settlement Date for the sale of Units through an Agent as sales agent, such Units shall be delivered by the Partnership to such Agent in book-entry form to such Agent’s account at The Depository Trust Company against payment by such Agent of the Net Proceeds from the sale of such Units in same day funds delivered to an account designated by the Partnership. If the Partnership shall default on its obligation to deliver Units through an Agent as sales agent on any Settlement Date, the Partnership shall (i) indemnify and hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Partnership and (ii) pay such Agent any commission to which it would otherwise be entitled absent such default.

(i) Notwithstanding any other provision of this Agreement, the Partnership shall not offer or sell, or instruct an Agent to offer or sell, any Units through an Agent as sales agent (and, by notice to the Agents given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for any such offer or sale of any Units prior to the commencement of the periods referenced below), and the Agents shall not be obligated to make any such offer or sale of Units, (i) during any period in which the Partnership is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 2(j) hereof, at any time during the period commencing on the 10th business day prior to the time the Partnership issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Partnership files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(j) Notwithstanding clause (ii) of Section 2(i) hereof, if the Partnership wishes to offer or sell Units to an Agent as sales agent at any time during the period from and including an Earnings Announcement through and including the corresponding Filing Time, the Partnership shall first (i) prepare and deliver to such Agent (with a copy to counsel for the Agents) a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Agent, and, prior to its filing, obtain the written consent of such Agent to such filing (which consent shall not be unreasonably withheld), (ii) provide such Agent with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 3(o), (p) and (q), respectively, hereof, (iii) afford such Agent the opportunity to conduct a due diligence review in accordance with Section 3(t) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 2(j) shall not relieve the Partnership from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 3(o), (p) and (q), respectively, hereof, and (B) this Section 2(j) shall in no way affect or limit the operation of clause (i) of Section 2(i) hereof, which shall have independent application.

(k) The Agents shall not have any obligation to purchase Units as principal, whether from the Partnership or otherwise, unless the Partnership and the applicable Agents agree as set forth below. Units purchased from the Partnership by the applicable Agents, individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Agents and the Partnership as evidenced by a Terms Agreement. The applicable Agents’ commitment to purchase Units from the Partnership as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Partnership, and performance by the Partnership of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth. At the time of each Terms Agreement, the applicable Agents shall specify the requirements, if any, for the officers’ certificate, opinions and letters of counsel and accountants’ letter pursuant to Section 3(o), (p) and (q), respectively, hereof. In the event of a conflict between the terms of this ATM Equity OfferingSM Sales Agreement and a Terms Agreement, the terms of such Terms Agreement shall control.

3. Covenants. The Partnership agrees with the Agents:

(a) Compliance with Securities Regulations and Commission Requests. The Partnership, subject to Section 3(b) and 3(c) hereof, will comply with the requirements of Rule 430B, and will notify the Agents immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Units shall become effective or any amendment or supplement to the Prospectus shall have been filed (other than an amendment or supplement providing solely for the determination of the terms of an offering of securities unless related to an offering of Units), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of any Units for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Partnership becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with any offering of Units. In connection with a Terms Agreement, the Partnership will prepare and file with the Commission, subject to Section 3(c) hereof, a pricing supplement with respect to the offer and sale of Units covered by such Terms Agreement. The Partnership will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Partnership will make reasonable efforts to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof as soon as possible. In the event of any issuance of a notice of objection, by the Commission, the Partnership shall take all necessary action to permit offers and sales of Units by or through the Agents, including, without limitation, amending the Registration Statement or filing a new shelf registration statement relating thereto. The Partnership shall pay the required Commission filing fees relating to the Units prior to the time the initial Prospectus Supplement is filed with the Commission or the time any subsequent Prospectus Supplement that increases gross offering price or number of Units that may offered and sold under this Agreement from that referenced in the immediately preceding Prospectus Supplement filed with the Commission.

(b) Continued Compliance with Securities Laws. The Partnership will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of sales of Units as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents or counsel to the Partnership, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, including, without limitation, the filing of any document incorporated by reference therein, in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Partnership will promptly (A) give the Agents or, in the case of an offer and sale of Units to the applicable Agents as principal, such Agents written notice of such event or condition, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Agents or such Agents, as the case may be, with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement and use its reasonable best efforts to have any amendment to the Registration Statement declared effective by the Commission as soon as possible; provided, however, that the Partnership shall not file or use any such amendment or supplement to which the Agents or such Agents, as the case may be, or counsel for the Agents shall reasonably object.

(c) Filing or Use of Amendments and Supplements. The Partnership will give the Agents or, in the case of an offer and sale of Units to the applicable Agents as principal, such Agents written notice of its intention to file or use (i) any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus (other than an amendment or supplement thereto relating solely to the offering of securities unless related to an offering of Units), whether pursuant to the 1933 Act, the 1934 Act or otherwise, or (ii) any new Prospectus Supplement that includes information in addition to the information referred to in Section 3(n) hereof or (iii) a pricing supplement disclosing the offer and sale of Units covered by a Terms

Agreement, will furnish the Agents or such Agents, as the case may be, with copies of any such document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Agents or such Agents, as the case may be, or counsel for the Agents shall reasonably object.

(d) Delivery of Registration Statements. The Partnership has furnished or will deliver to the Agents and counsel for the Agents, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts as the Agents may reasonably request. The signed copies of the Registration Statement and each amendment thereto furnished to the Agents and counsel for the Agents will be identical in content to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Delivery of Prospectuses. The Partnership will furnish to the Agents or, in the case of an offer and sale of Units to the applicable Agents as principal, such Agents, without charge, upon execution of this Agreement and thereafter during the period in which a prospectus is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with any offer or sale of Units, such number of copies of the Prospectus (as amended or supplemented) as the Agents or such Agents, as the case may be, may reasonably request. The Partnership will also furnish, upon request of the Agents or such Agents, as the case may be, copies of the Prospectus (as amended or supplemented) to each exchange or market on which sales of Units were made as may be required by the rules and regulations of such exchange or market. The Prospectus and any amendments or supplements thereto furnished in accordance with this Section will be identical in content to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f) Reporting Requirements. The Partnership, during the period in which a prospectus is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with any offer or sale of Units, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods prescribed by, and meeting the requirements of, the 1934 Act and the 1934 Act Regulations. Additionally, the Partnership shall report the use of the net proceeds from the sale of any Units as may be required under the 1933 Act and the 1933 Act Regulations, including, if applicable, Rule 463 of the 1933 Act Regulations.

(g) Blue Sky Qualifications. The Partnership will use its reasonable best efforts, in cooperation with the Agents or, in the case of an offer and sale of Units to the applicable Agents as principal, such Agents to qualify the Units for offering and sale under the applicable securities laws of such states and non-U.S. jurisdictions as the Agents or such Agents, as the case may be, may, from time to time, designate and to maintain such qualifications in effect so long as required to complete the sale of the Units contemplated by this Agreement; provided, however, that the Partnership shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h) Earnings Statement. The Partnership will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its unitholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agents the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i) Use of Proceeds. The Partnership will use the net proceeds received by it from the sale of the Units pursuant to this Agreement in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(j) Listing. The Partnership will use its reasonable best efforts to effect and maintain the listing of the Units on, and satisfy the requirements of, the NYSE.

(k) Notice of Certain Actions. At any time that sales of the Units have been made but not settled or at any time the Partnership has outstanding with an Agent any instructions to sell Units but such instructions have not been fulfilled or cancelled, the Partnership will not, without the prior written consent of the Agents, unless it gives the Agents at least five business days’ prior written notice, (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Units or any securities convertible into or exercisable or exchangeable for Common Units or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Units, whether any such swap, agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Units to be sold hereunder, (B) any Common Units issued by the Partnership upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any Common Units issued or options to purchase Common Units granted pursuant to existing employee benefit plans of the Partnership referred to in the Registration Statement, the General Disclosure Package and the Prospectus (D) any Common Units issued pursuant to the Partnership’s dividend reinvestment plan or (E) any Common Units issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus. Upon receipt of any written notice contemplated above, an Agent may suspend its activity under this Agreement for such period of time as deemed appropriate by such Agent.

(l) Issuer Free Writing Prospectuses. The Partnership agrees that, unless it obtains the prior written consent of the applicable Agents, it will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433. The Partnership represents that it has treated or agrees that it will treat each such free writing prospectus consented to by the applicable Agents as an “issuer free writing prospectus,” as defined in Rule 433, and that it will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus any event shall occur or condition shall exist as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Partnership will promptly notify the applicable Agents and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m) No Stabilization or Manipulation. The Partnership agrees that neither it nor any affiliate (which, for the avoidance of doubt, shall not include CenterPoint Energy, Inc. or OGE Energy Corp.) of the Partnership will take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of any Units or to result in a violation of Regulation M under the 1934 Act.

(n) Update of Activity under this Agreement. The Partnership shall disclose (i) in each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Partnership in respect of any fiscal quarterly period (which, in the case of an Annual Report on Form 10-K, would mean the last quarterly period of the fiscal year) in which sales of Units were made by or through an Agent under this Agreement (each date on which any such document or amendment thereto is filed, a “Partnership Periodic Report Date”), or (ii) to the extent required by applicable law and/or interpretations of the Commission, in Prospectus Supplements for each such fiscal quarterly period, the number of Units sold by or through the Agents under this Agreement during such fiscal quarterly period and the net proceeds received by the Partnership and the aggregate compensation paid by the Partnership to the Agents with respect to such sales.

(o) Delivery of Future Officers’ Certificates. Upon commencement of the offering of Units under this Agreement, (A) each time Units are delivered to the applicable Agents as principal on a Settlement Date, (B) promptly after each (i) date on which the Registration Statement shall be amended or a new registration statement relating to the Units shall become effective or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of securities, including the Units, (2) in connection with the filing of a Prospectus Supplement that contains solely the information referred to in Section 3(n) hereof, or (3) in connection with the filing of any Current Report on Form 8-K (other than an Earnings 8-K and any other Current Report on Form 8-K which contains financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K under Item 2.02 of such form that is considered “filed” under the 1934 Act) (each such date, a “Registration Statement Amendment Date”), (ii) date on which an Earnings 8-K shall be filed with the Commission as contemplated by Section 2(j) hereof (a “Partnership Earnings Report Date”) and (iii) Partnership Periodic Report Date, and (C) promptly after each reasonable request by the Agents (each date of any such request by the Agents, a “Request Date”), the Partnership will furnish or cause to be furnished to the Agents or, in the case of clause (A) above, the applicable Agents an officers’ certificate, dated such Settlement Date, such Registration Statement Amendment Date, such Partnership Earnings Report Date, such Partnership Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents, or, in the case of clause (A) above, such Agents, as the case may be, to the effect that the statements contained in the officers’ certificate referred to in Section 5(f) hereof that was last furnished to the Agents or, in the case of clause (A) above, such Agents, as the case may be, are true and correct as of the date of such certificate as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(f) hereof that, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate. The requirement to provide a certificate pursuant to clause (B) of the first sentence of this Section 3(o) shall be waived for any Registration Statement Amendment Date, Partnership Earnings Report Date and Partnership Periodic Report Date occurring at a time at which no instruction to the Agents to sell Units pursuant to Section 2(b) has been delivered by the Partnership or is pending. Notwithstanding the foregoing, if the Partnership subsequently decides to sell Units following any Registration Statement Amendment Date, Partnership Earnings Report Date or Company Periodic Report Date when the Partnership relied on such waiver and did not provide the Agents a certificate pursuant to clause (B) of the first sentence of this Section 3(o), then before the Partnership instructs the Agents to sell Units pursuant to Section 2(b), the Partnership shall provide the Agents such certificate. As used in this Section 3(o), to the extent there shall be a sale of Units on or following any Registration Statement Amendment Date, Partnership Earnings Report Date, Partnership Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(p) Delivery of Future Opinions and Letters of Counsel. Upon commencement of the offering of Units under this Agreement, (A) each time Units are delivered to the applicable Agents as principal on a Settlement Date and (B) promptly after each Registration Statement Amendment Date, Partnership Earnings Report Date, Partnership Periodic Report Date or Request Date, the Partnership will furnish or cause to be furnished to the Agents or, in the case of clause (A) above, the applicable Agents the written opinions and letters of each of counsel to the Partnership (who shall be reasonably acceptable to the Agents) or, in the case of clause (A) above, such Agents, as the case may be,) and counsel to the Agents, dated such Settlement Date, such Registration Statement Amendment Date, such Partnership Earnings Report Date, such Partnership Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents, or, in the case of clause (A) above, such Agents, as the case may be, of the same tenor as the respective opinions and letters referred to in Section 5(b) and 5(c), as applicable, hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such opinion and letter or, in lieu of any such opinion and letter, counsel last furnishing such opinion and letter to the Agents or, in the case of clause (A) above, such Agents, as the case may be, shall furnish the Agents or, in the case of clause (A) above, such Agents, as the case may be, with a letter substantially to the effect that the Agents or, in the case of clause (A) above, such Agents, as the case may be, may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter authorizing reliance). The requirement to provide an opinion pursuant to clause (B) of the first sentence of this Section 3(p) shall be waived for any Registration Statement Amendment Date, Partnership Earnings Report Date and Partnership Periodic Report Date occurring at a time at which no instruction to the Agents to sell Units pursuant to Section 2(b) has been delivered by the Partnership or is pending. Notwithstanding the foregoing, if the Partnership subsequently decides to sell Units following any

Registration Statement Amendment Date, Partnership Earnings Report Date or Company Periodic Report Date when the Partnership relied on such waiver and did not provide the Agents an opinion pursuant to clause (B) of the first sentence of this Section 3(p), then before the Partnership instructs the Agents to sell Units pursuant to Section 2(b), the Partnership shall provide the Agents such opinion. As used in this Section 3(p), to the extent there shall be a sale of Units on or following any Registration Statement Amendment Date, Partnership Earnings Report Date, Partnership Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(q) Delivery of Future Accountants’ Letters. Upon commencement of the offering of Units under this Agreement, (A) each time Units are delivered to the applicable Agents as principal on a Settlement Date and (B) promptly after each Registration Statement Amendment Date, Partnership Earnings Report Date, Partnership Periodic Report Date or Request Date, the Partnership will cause its independent accountants to furnish to the Agents or, in the case of clause (A) above, the applicable Agents a letter, dated such Settlement Date, such Registration Statement Amendment Date, such Partnership Earnings Report Date, such Partnership Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents, or, in the case of clause (A) above, such Agents, as the case may be, of the same tenor as the letter referred to in Section 5(d) hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter. The requirement to provide a letter from the Partnership’s independent accountants pursuant to clause (B) of the first sentence of this Section 3(q) shall be waived for any Registration Statement Amendment Date, Partnership Earnings Report Date and Partnership Periodic Report Date occurring at a time at which no instruction to the Agents to sell Units pursuant to Section 2(b) has been delivered by the Partnership or is pending. Notwithstanding the foregoing, if the Partnership subsequently decides to sell Units following any Registration Statement Amendment Date, Partnership Earnings Report Date or Company Periodic Report Date when the Partnership relied on such waiver and did not provide the Agents a letter from the Partnership’s independent accountants pursuant to clause (B) of the first sentence of this Section 3(q), then before the Partnership instructs the Agents to sell Units pursuant to Section 2(b), the Partnership shall provide the Agents such letter. As used in this paragraph, to the extent there shall be a sale of Units on or following any Registration Statement Amendment Date, Partnership Earnings Report Date, Partnership Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(r) Trading in the Common Units. The Partnership consents to the Agents trading in the Partnership’s Common Units for their own account and for the account of their respective clients at the same time as sales of Units occur pursuant to this Agreement.

(s) Non-Consummation Offer. If, to the knowledge of the Partnership, any filing required by Rule 424 in connection with an offering of Units shall not have been made or the representations and warranties of the Partnership contained in this Agreement shall not be true and correct on the applicable Settlement Date, the Partnership will offer to any person who has agreed to purchase Units from or through an Agent the right to refuse to purchase and pay for such Units.

(t) Due Diligence Review. The Partnership will cooperate with any due diligence review reasonably requested by the Agents or counsel for the Agents, fully and in a timely manner, in connection with offers and sales of Units from time to time, including, without limitation, and upon reasonable notice, providing information and making available documents and appropriate officers, during regular business hours and at the Partnership’s principal offices.

(u) Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), this Agreement is still in effect or any Units purchased by an Agent as principal remain unsold, the Partnership will, prior to the Renewal Deadline, (i) promptly notify the Agents, (ii) promptly file, if it is eligible to do so, a new shelf registration statement relating to the Units, in a form and substance satisfactory to the Agents, (iii) use its reasonable best efforts to cause such new shelf registration statement to be declared effective within 60 days after the Renewal Deadline and (iv) promptly notify the Agents of such effectiveness. The Partnership will take all other action necessary or appropriate to permit the offering and sale of the Units to continue as contemplated in the expired Registration Statement. References herein to the “Registration Statement” shall include such new shelf registration statement.

4. Payment of Expenses.

(a) Expenses. The Partnership will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Agents of copies of any preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Agents to investors, (iii) the preparation, issuance and delivery of the certificates for the Units, including any other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Units to the Agents, (iv) the fees and disbursements of the Partnership’s counsel, accountants and other advisors, (v) the qualification of the Units under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Units, (vii) the costs and expenses of the Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the Units, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Agents in connection with, the review by FINRA of the terms of sales of Units, (ix) the fees and expenses incurred in connection with the listing of the Units on the NYSE and (x) the reasonable documented out-of-pocket expenses of the Agents, including the reasonable fees, disbursements and expenses of counsel for the Agents in connection with this Agreement and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder.

(b) If the Partnership terminates this ATM Equity OfferingSM Sales Agreement, the Partnership shall reimburse the Agents for all of their reasonable documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Agents incurred in connection with this Agreement.

5. Conditions of Agents’ Obligations. The obligations of the Agents hereunder are subject to the accuracy of the representations and warranties of the Partnership contained herein or in certificates of any officer of the General Partner delivered pursuant to the provisions hereof at each Representation Date, to the performance by the Partnership of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement and Filing of Prospectus. The Partnership shall have filed the Registration Statement with the Commission not earlier than three years prior to the date hereof and the Registration Statement has been declared effective. The Partnership shall have filed with the Commission the Prospectus on or prior to the date of this Agreement and any subsequent Base Prospectus or Prospectus Supplement prior to any Applicable Time and related Settlement Date, as applicable, in each case in the manner and within the time period required by Rule 424(b), and each Issuer Free Writing Prospectus, if any, in the manner and within the time period required by Rule 433. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Partnership, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Partnership’s knowledge, contemplated. The Partnership shall have complied with any and all requests for additional information on the part of the Commission to the reasonable satisfaction of the Agents. The Partnership shall have paid the required Commission filing fees relating to the Units as specified in Section 3(a) hereof.

(b) Opinion of Counsel for the Agent. On the date of this ATM Equity OfferingSM Sales Agreement, the Agents shall have received the favorable written opinion or opinions of Latham & Watkins LLP, or other counsel reasonably acceptable to the Agents, as counsel for the Agents, dated such date, with respect to such matters as the Agents may reasonably request.

(c) Opinion of Counsel to the Partnership. On the date of this ATM Equity OfferingSM Sales Agreement, the Agents shall have received the favorable written opinion or opinions of Baker Botts L.L.P., or other counsel reasonably acceptable to the Agents, as counsel to the Partnership, dated such date, to the effect set forth in Exhibit A hereto and to such further effect as the Agents may reasonably request.

(d) Opinion of Deputy General Counsel of the General Partner. On the date of this ATM Equity OfferingSM Sales Agreement, the Agents shall have received a letter from the Vice President, Deputy General Counsel, Secretary and Chief Ethics and Compliance Officer of the General Partner, or other counsel reasonably acceptable to the Agents, dated such date, to the effect set forth in Exhibit B hereto and to such further effect as the Agents may reasonably request.

(e) Accountants’ Letter. On the date of this ATM Equity OfferingSM Sales Agreement, the Agents shall have received a letter from Deloitte & Touche LLP, dated such date, in form and substance satisfactory to the Agents, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and other financial information included in the Registration Statement, the General Disclosure Package and the Prospectus or any amendment or supplement thereto.

(f) Officer’s Certificate on Size of ATM Program. On the date of this ATM Equity OfferingSM Sales Agreement, the Partnership shall have furnished to the Agents a certificate of an executive officer of the General Partner, dated such date, in a form satisfactory to the Agents, stating the minimum gross sales price per unit for sales of Units pursuant to this Agreement and the maximum number of Units that may be issued and sold pursuant to this Agreement or, alternatively, the maximum gross proceeds from such sales, as duly authorized by the board of directors of the General Partner or a duly authorized committee thereof, and specify the number of Units that have been approved for listing subject to official notice of issuance, on the NYSE.

(g) Officers’ Certificate for the General Partner. On the date of this ATM Equity OfferingSM Sales Agreement, there shall not have been, since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any Material Adverse Change, and the Agents shall have received a certificate of the General Partner, signed by the Chief Financial Officer or Chief Accounting Officer of the General Partner, dated such date, to the effect that (A) there has been no such Material Adverse Change, (B) the representations and warranties of the Partnership in this Agreement are true and correct with the same force and effect as though expressly made on and as of such date, (C) the Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to such date and (D) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Partnership, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(h) Listing. The Units shall have been approved for listing, subject to official notice of issuance, on the NYSE.

(i) Additional Documents. On the date of this ATM Equity OfferingSM Sales Agreement, counsel for the Agents shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to render the opinions or make the statements requested by the Agents, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the covenants, obligations or conditions, contained herein; and all proceedings taken by the Partnership in connection with the issuance and sale of the Units as contemplated herein shall be reasonably satisfactory in form and substance to the Agents and counsel for the Agents.

(j) Termination of this ATM Equity OfferingSM Sales Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this ATM Equity OfferingSM Sales Agreement may be terminated by the applicable Agents by notice to the Partnership at any time, and any such termination shall be without liability of any party to any other party except the provisions of Sections 1, 3(h), 4, 6, 7,

8, 12, 13, 14 and 15 hereof shall remain in full force and effect notwithstanding such termination. For the avoidance of doubt, in the event of any such termination by an Agent, this ATM Equity OfferingSM Sales Agreement will continue to remain in full force and effect with respect to the other Agents.

6. Indemnification.

(a) Indemnification of the Agents. The Partnership agrees to indemnify and hold harmless the Agents, their respective affiliates (as such term is defined in Rule 501(b) of the 1933 Act Regulations (each, an “Affiliate”)), selling agents, officers and directors and each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Partnership in connection with the marketing of any offering of Units (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Partnership (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Partnership;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agents), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Partnership by the Agents in writing expressly for use therein.

(b) Indemnification of Enable Entities, Directors and Officers. Each Agent, severally and not jointly, agrees to indemnify and hold harmless the Enable Entities, their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls the Enable Entities within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the information furnished to the Partnership by such Agent in writing expressly for use therein.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) hereof, counsel to the indemnified parties shall be selected by the Agents, and, in the case of parties indemnified pursuant to Section 6(b) hereof, counsel to the indemnified parties shall be selected by the Partnership. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the prior written consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership, on the one hand, and the applicable Agents, on the other hand, from the applicable offering of Units or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership, on the one hand, and the applicable Agents, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Partnership, on the one hand, and the applicable Agents, on the other hand, in connection with the applicable offering of Units shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Partnership, on the one hand, bear to the total commissions or underwriting discounts received by the applicable Agents, on the other hand.

The relative fault of the Partnership, on the one hand, and the applicable Agents, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership or by the applicable Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Partnership and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the applicable Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Agent shall be required to contribute any amount in excess of the total commissions or underwriting discounts received by such Agent in connection with Units placed or underwritten by it for sale to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and an Agent’s Affiliates, selling agents, officers and directors shall have the same rights to contribution as such Agent, and each director of the Partnership, each officer of the Partnership who signed the Registration Statement, and each person, if any, who controls the Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Partnership. The Agents’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Units placed or underwritten by it in the applicable offering.

8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Partnership or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of an Agent or its Affiliates, selling agents, officers or directors or any person controlling such Agent, or the Partnership or its officers or directors, or any person controlling the Partnership and (ii) delivery of and payment for the Units.

9. Termination.

(a) This ATM Equity Offering SM Sales Agreement may be terminated for any reason, at any time, by either the Partnership or an Agent , as to itself, upon the giving of three business days’ prior written notice to the other parties hereto.

(b) The applicable Agents may terminate a Terms Agreement to which they are a party, at any time at or prior to the Settlement Date, (i) if there has been, in such judgment of such Agents, since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Change, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agents, impracticable or inadvisable to proceed with the completion of the offering of Units contemplated by such Terms Agreement or to enforce contracts for the sale of such Units, or (iii) if trading in any securities of the Partnership has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE, the NYSE Amex or Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other Governmental Entity, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to the systems of Clearstream Banking, société anonyme, or Euroclear Bank, S.A./N.V., in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(c) If the Partnership and two or more Agents enter into a Terms Agreement pursuant to which such Agents agree to purchase Units from the Partnership as principal and one or more of such Agents shall fail at the Settlement Date to purchase the Units which it or they are obligated to purchase (the “Defaulted Units”), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Units in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

(i) if the number of Defaulted Units does not exceed 10% of the number of Units to be so purchased by all of such Agents on the Settlement Date, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial purchase obligation bears to the purchase obligations of all nondefaulting Agents; or

(ii) if the number of Defaulted Units exceeds 10% of the number of Units to be so purchased by all of such Agents on the Settlement Date, such Terms Agreement shall terminate without liability on the part of any nondefaulting Agent.

No action taken pursuant to this Section 9(c) shall relieve any defaulting Agent from liability in respect of its default. In the event of any such default which does not result in a termination of such Terms Agreement, either the nondefaulting Agents or the Partnership shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

(d) In the event of any termination under this Section 9, no party will have any liability to the other parties hereto, except that (i) the Agents shall be entitled to any commissions earned in accordance with Section 2(b) hereof, (ii) if at the time of termination (a) an Agent shall own any Units purchased by it as principal or (b) an offer to purchase any Units has been accepted by the Partnership but the Settlement Date has not occurred, the covenants set forth in Section 3 hereof shall remain in effect until such Units are resold or so delivered, as the case may be, and (iii) the covenant set forth in Section 3(h) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, and the provisions of Sections 8, 12, 13, 14 and 15 hereof shall remain in effect.

10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed to them c/o Merrill Lynch, One Bryant Park, New York, New York 10036, Facsimile: (646) 855-3073 Attention: Dave Moran, TJ Opladen and Syndicate Department, with a copy to Facsimile: (212) 230-8730, Attention: ECM Legal, c/o Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: General Counsel, c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10010, Attention: General Counsel, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010, Attention: General Counsel, c/o Deutsche Bank Securities Inc., 60 Wall Street, New York, New York, 10005, Attention: General Counsel, c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: General Counsel, c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: General Counsel, c/o Mizuho Securities USA LLC, 320 Park Avenue, 12th Floor, New York, New York 10022, Attention: General Counsel, c/o Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, c/o MUFG Securities Americas Inc., 1221 Avenue of Americas, 6th Floor, New York, NY 10020-1001, Facsimile: (646) 434-3455 Attention: Capital Markets Group, c/o RBC Capital Markets, LLC, Three World Financial Center, 200 Vesey Street, New York, New York 10281, Attention: General Counsel, c/o SunTrust Robinson Humphrey, Inc., 3333 Peachtree Road, 11th Floor, Atlanta, GA 30326, Attention: General Counsel and c/o Wells Fargo Securities, LLC, 375 Park Avenue, New York, NY 10152, Attention: Equity Syndicate Department, Facsimile: (212) 214-5918; and notices to the Partnership shall be mailed, delivered or telefaxed to Enable Midstream Partners, LP, One Leadership Square, 211 North Robinson Avenue, Suite 150, Oklahoma City, Oklahoma 73102, Attention: Treasurer, with a copy to the Law Department.

11. No Advisory or Fiduciary Relationship. The Partnership acknowledges and agrees that (a) each purchase and sale of Units pursuant to this Agreement, including the determination of the respective initial public offering prices of Units, if any, and any related discounts and commissions, is an arm’s-length commercial transaction between the Partnership, on the one hand, and the applicable Agents, on the other hand, (b) the Agents have not assumed and will not assume any advisory or fiduciary responsibility in favor of the Partnership or any of its subsidiaries or other affiliates with respect to any offering of Units or the process leading thereto (irrespective of whether the applicable Agents have advised or are currently advising the Partnership or any of its subsidiaries or other affiliates on other matters) or any other obligation to the Partnership except the obligations expressly set forth in this Agreement, (c) the Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Partnership, and (d) the Agents have not provided any legal, accounting, financial, regulatory or tax advice to the Partnership or any other person or entity with respect to any offering of Units and the Partnership has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate.

12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Agents and the Partnership and their respective successors. The parties hereby agree that Merrill Lynch may, without notice to any party, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of the Merrill Lynch’s investment banking or related business may be transferred following the date of this Agreement. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents, their respective Affiliates and selling agents, the Partnership and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, their respective Affiliates and selling agents, the Partnership and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Units shall be deemed to be a successor by reason merely of such purchase.

13. Trial by Jury. Each of the Partnership (on its behalf and, to the extent permitted by applicable law, on behalf of its unitholders and affiliates) and the Agents hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

14. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

15. Consent to Jurisdiction; Waiver of Immunity. Each of the Partnership and the Agent agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to a party’s address set forth in Section 11 hereof shall be effective service of process upon such party for any suit, action or proceeding brought in any Specified Court. Each of the Partnership and the Agents irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

16. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

18. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Partnership a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agents and the Partnership in accordance with its terms.

Very truly yours,

Enable Midstream Partners, LP

By:	Enable GP, LLC, its general partner

By:	/s/ John P. Laws
	Name:	John P. Laws
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Accepted as of the date hereof:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Ben Lett
	Name:	Ben Lett
	Title:	Managing Director

Barclays Capital Inc.

By:	/s/ Robert Stowe
	Name:	Robert Stowe
	Title:	Managing Director

Citigroup Global Markets Inc.

By:	/s/ Michael Casey
	Name:	Michael Casey
	Title:	Managing Director

Credit Suisse Securities (USA) LLC

By:	/s/ Ashley C. Kinsey
	Name:	Ashley C. Kinsey
	Title:	Director, IBCM

Deutsche Bank Securities Inc.

By:	/s/ Francis Windels
	Name:	Francis Windels
	Title:	Managing Director

By:	/s/ Ben Darsney
	Name:	Ben Darsney
	Title:	Director

Goldman Sachs & Co. LLC

By:	/s/ Charles Park
	Name:	Charles Park
	Title:	Managing Director

J.P. Morgan Securities LLC

By:	/s/ Adam J. Rosenbluth
	Name:	Adam J. Rosenbluth
	Title:	Executive Director

Mizuho Securities USA LLC

By:	/s/ Paul Gaydos
	Name:	Paul Gaydos
	Title:	Director

Morgan Stanley & Co. LLC

By:	/s/ Jeff Hibbard
	Name:	Jeff Hibbard
	Title:	Managing Director

MUFG Securities Americas Inc.

By:	/s/ Michael L. Gordon
	Name:	Michael L. Gordon
	Title:	Managing Director

RBC Capital Markets, LLC

By:	/s/ R. Michael Ventura
	Name:	R. Michael Ventura
	Title:	Director, ECM

SunTrust Robinson Humphrey, Inc.

By:	/s/ John M. H. Williams, II
	Name:	John M. H. Williams, II
	Title:	Managing Director

Wells Fargo Securities, LLC

By:	/s/ Elizabeth Alvarez
	Name:	Elizabeth Alvarez
	Title:	Managing Director

SCHEDULE I

Operating Subsidiaries

Name	State of Formation

Enable Atoka, LLC	OK

Enable Bakken Crude Services, LLC	DE

Enable Energy Resources, LLC	OK

Enable East Texas Gas Processing, LLC	DE

Enable Gas Gathering, LLC	OK

Enable Gas Transmission, LLC	DE

Enable Gathering & Processing, LLC	OK

Enable Illinois Intrastate Transmission, LLC	DE

Enable Mississippi River Transmission, LLC	DE

Enable Oklahoma Intrastate Transmission, LLC	DE

Enable Prism Holdings, LLC	DE

Enable Products, LLC	OK

Enable Waskom Holdings, LLC	DE

Enable Woodlawn, LLC	DE

Southeast Supply Header, LLC	DE

Waskom Gas Processing Company	TX

A-1

Exhibit A

FORM OPINION OF BAKER BOTTS L.L.P.

(a) the Partnership is a limited partnership existing and in good standing under the laws of the State of Delaware, with the limited partnership power and authority to conduct its business or own, operate or lease its properties as described in the Registration Statement and the Prospectus. The Partnership is qualified to do business as a foreign limited partnership in each jurisdiction listed on Exhibit A to the opinion.

(b) the General Partner is a limited liability company existing and in good standing under the laws of the State of Delaware, with the limited liability company power and authority to conduct its business or own, operate or lease its properties, and to act as the general partner of the Partnership, as described in the Registration Statement and the Prospectus. The General Partner is qualified to do business as a foreign limited liability company in each jurisdiction listed on Exhibit A to the opinion.

(c) each of Enable Gas Transmission, LLC, Enable Oklahoma Intrastate Transmission, LLC, Enable Prism Holdings, LLC, Waskom Gas Processing Company, Enable Bakken Crude Services, LLC, Enable East Texas Gas Processing, LLC, Enable Illinois Intrastate Transmission, LLC, Enable Mississippi River Transmission, LLC, Enable Waskom Holdings, LLC, Enable Woodlawn, LLC and Southeast Supply Header, LLC (collectively, together with the General Partner and the Partnership, the “Enable Midstream Covered Entities”) is existing and in good standing as a limited liability company or partnership, as the case may be, under the laws of its jurisdiction of formation, with the limited liability company or partnership power and authority, as the case may be, to conduct its business or own, operate or lease its properties as described in the Registration Statement and the Prospectus.

(d) the General Partner is the sole general partner of the Partnership and owns of record (i) the General Partner Interest in the Partnership, and (ii) 100% of the Incentive Distribution Rights. The General Partner Interest has been authorized by all necessary partnership action of the Partnership and is validly issued in accordance with the Partnership Agreement. The Incentive Distribution Rights and the limited partner interests represented thereby have been authorized by all necessary partnership action of the Partnership and are validly issued in accordance with the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the DRULPA). The General Partner owns the Incentive Distribution Rights and the General Partner Interest free and clear of all liens, encumbrances, security interests, charges or claims (collectively, “Liens”) (except for restrictions on transferability as contained in the Partnership Agreement, Liens created by or arising under the Delaware LLC Act and Liens described in the Registration Statement and the Prospectus) (a) in respect of which a financing statement under the UCC naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (b) otherwise known to such counsel, without independent investigation.

(e) CenterPoint Energy Resources Corp. (“CERC”) owns of record 50% of the management units in the General Partner. CERC owns such management units free and clear of all Liens (other than as provided for in the GP LLC Agreement, Liens created by or arising under the Delaware LLC Act and Liens described in the Registration Statement and the Prospectus) (a) in respect of which a financing statement under the UCC naming CERC as debtor is on file in the office of the Secretary of State of the State of Delaware or (b) otherwise known to such counsel, without independent investigation.

(f) this Agreement has been duly authorized by all necessary partnership action of the Partnership and has been duly executed and delivered by the Partnership;

(g) the Common Units to be issued and sold by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized by all necessary limited partnership action of the Partnership for issuance and sale pursuant to this Agreement and, when the Common Units are issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration therefor as set forth therein, the Common Units will be validly issued in accordance with the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be limited by Section 17-303, 17-607 and 17-804 of the DRULPA or within the Partnership Agreement);

(h) the issuance and sale of the Common Units by the Partnership pursuant to this Agreement are not subject to any contractual preemptive rights that have not been waived under the Partnership Agreement or under any of the specified agreements listed on Exhibit B to such counsel’s opinion;

(i) the Registration Statement has been declared effective under the 1933 Act, and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule. To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for such purpose has been instituted by the Commission.

(j) none of the execution and delivery by the Partnership of, and the performance on the date hereof by the Partnership of its obligations under, this Agreement in connection with the issuance and sale of the Common Units by the Partnership (i) constitutes or will constitute a violation of the organizational documents of any of the Enable Midstream Covered Entities, (ii) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any agreement filed or incorporated by reference as an exhibit to the Registration Statement or (iii) contravenes any provision of the laws of the State of Texas, the laws of the State of New York, the DRULPA, the Delaware LLC Act and applicable federal law of the United States, each as in effect on the date hereof, in each case other than federal or state securities or blue sky laws, antifraud laws and the rules and regulations of FINRA (collectively, “Applicable Law”), which breaches, violations or defaults, in the case of clauses (ii) and (iii), would, individually or in the aggregate, have a Material Adverse Effect;

(k) no permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any Delaware, Texas or federal court, governmental agency or body having jurisdiction over the Partnership or its properties or assets is required under Applicable Law for the execution and delivery of this Agreement or the issuance and sale of the Common Units by the Partnership in accordance with the terms of this Agreement, except as disclosed in the Registration Statement and the Prospectus or for such consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect;

(l) the statements set forth in the Registration Statement and the Prospectus under the caption “Material U.S. Federal Income Tax Considerations,” insofar as they purport to constitute a summary of United States federal income tax law and regulations or legal conclusions with respect thereto, accurately summarize the matters described therein in all material respects, subject to the assumptions, limitations and qualifications set forth therein;

(m) the statements set forth in the Registration Statement and the Base Prospectus under the caption “Description of the Common Units,” insofar as such statements purport to constitute a summary of the Common Units, are accurate in all material respects; and

(n) the Partnership is not and, after giving effect to the offering and sale of the Common Units and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

Such counsel shall also have furnished to the Agents a written statement, addressed to the Agents and dated as of the Execution Time, Applicable Time or Settlement Date, in form and substance satisfactory to the Agents, to the effect that such counsel has reviewed the Registration Statement and the Prospectus and has participated in conferences with officers and other representatives of the General Partner, with representatives of the Partnership’s independent registered public accounting firm and with the Agents’ representatives and its counsel, at which the contents of the Registration Statement, the Prospectus and related matters were discussed. The purpose of such counsel’s professional engagement was not to establish or confirm factual matters set forth in the Registration Statement or the Prospectus, and such counsel has not undertaken to verify independently any of the factual matters in such documents. Moreover, many of the determinations required to be made in the preparation of the

Registration Statement and the Prospectus involve matters of a non-legal nature. Accordingly, such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or included in the Registration Statement and the Prospectus (except to the extent stated in paragraphs (xii) and (xiii). Subject to the foregoing and on the basis of the information such counsel gained in the course of performing the services referred to above, such counsel advises the Agents that:

(A) the Registration Statement, as of the latest Effective Date and the Prospectus, as of its date and the date hereof, appear on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder; and

(B) nothing came to such counsel’s attention that caused such counsel to believe that:

(1) the Registration Statement, as of the latest Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or

(2) the Prospectus, as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that in each case such counsel has not been asked to, and does not, express any belief with respect to (a) the financial statements and schedules or other financial or accounting information contained or included or incorporated by reference therein or omitted therefrom, (b) representations and warranties and other statements of fact contained in the exhibits to the Registration Statement or to documents incorporated by reference therein.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Partnership and the General Partner and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that its opinion is limited to matters governed by federal law and the DRULPA, Delaware LLC Act, the laws of the state of Texas and the law of the State of New York, (iv) with respect to the opinions as to the good standing or due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, state that such opinions are based solely upon certificates of good standing provided by the Secretary of State of the state of formation and certificates of foreign qualification or registration provided by the Secretary of State of the states listed on an exhibit to be attached to such counsel’s opinion, (v) state that they express no opinion with respect to (A) any permits to own or operate any real or personal property, (B) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject or (C) any conflict between compliance with the indemnification or contribution provisions of this Agreement and any existing Applicable Law; and (vi) with respect to the opinions expressed in paragraph (iv) relating to the existence of any Lien for which a financing statement under the Uniform Commercial Code is on file, rely solely upon such counsel’s review of reports, dated as of recent dates, prepared by a service provider, purporting to describe all financing statements on file as of the dates thereof in the office of the Secretary of State of the State of Delaware, naming such applicable entity as debtor.

Exhibit B

FORM OF OPINION OF DEPUTY GENERAL COUNSEL, SECRETARY AND CHIEF ETHICS AND COMPLIANCE OFFICER OF THE GENERAL PARTNER

(i) Each of Enable Gathering & Processing, LLC (“Enable G&P”), Enable Gas Gathering, LLC (“EGG”), Enable Products, LLC (“Enable Products”), Enable Atoka, LLC (“Enable Atoka”) and Enable Energy Resources, LLC (“Enable Energy Resources”) is a limited liability company existing and in good standing under the laws of the State of Oklahoma, with the limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus.

(ii) Enable Oklahoma Intrastate Transmission, LLC (“Enable OK Intrastate”) owns all of the issued and outstanding limited liability company interests of Enable G&P and Enable Energy Resources; such limited liability company interests have been authorized by all necessary limited liability company action and validly issued in accordance with the limited liability company agreement of Enable G&P and are fully paid (to the extent required under the limited liability company agreement) and nonassessable (except as such nonassessability may be limited by Sections 2030, 2031 and 2040 of the LLC Act); and such limited liability company interests are owned by Enable OK Intrastate free and clear of all Liens (except for restrictions on transferability as contained in the limited liability company agreement or as described in the Registration Statement and the Prospectus) (A) in respect of which a financing statement under the Oklahoma UCC naming Enable OK Intrastate as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created or arising under the Oklahoma LLC Act.

(iii) Enable G&P owns all of the issued and outstanding limited liability company interests of EGG, Enable Products and Enable Atoka; such limited liability company interests have been authorized by all necessary limited liability company action and validly issued in accordance with the applicable limited liability company agreement of such entity and are fully paid (to the extent required under the applicable limited liability company agreement) and nonassessable (except as such nonassessability may be limited by Sections 2030, 2031 and 2040 of the Oklahoma LLC Act); and such limited liability company interests are owned by Enable G&P free and clear of all Liens (except for restrictions on transferability as contained in the applicable limited liability company agreement or as described in the Registration Statement and the Prospectus) (A) in respect of which a financing statement under the Oklahoma UCC naming Enable G&P as debtor is on file in the office of the Secretary of State of the State of Oklahoma or (B) otherwise known to such counsel, without independent investigation, other than those created or arising under the Oklahoma LLC Act.

Annex I

Enable Midstream Partners, LP

Common Units Representing Limited Partner Interests

TERMS AGREEMENT

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Barclays Capital Inc.

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

MUFG Securities Americas Inc.

RBC Capital Markets, LLC

SunTrust Robinson Humphrey, Inc.

Wells Fargo Securities, LLC

c/o	Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Enable Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), proposes, on the basis of the representations and warranties, and subject to the terms and conditions, stated herein and in the ATM Equity OfferingSM Sales Agreement, dated May 12, 2017 (the “Sales Agreement”), between the Partnership and [Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”)], Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC (each, an “Agent”, and collectively, the “Agents”)] the agents party thereto, to issue and sell to the Agent[s] as principal for resale ([collectively,] the “Underwriter[s]”), and the Underwriter[s severally] agree[s] to purchase from the Partnership the common units representing limited partner interests in the Partnership (the “Common Units”) specified in Schedule A hereto (the “[Initial] Securities”) [, and to grant to the Underwriter[s] the option to purchase the additional Common Units specified in the Schedule A hereto (the “Option Securities”, and together with the Initial Securities, the “Securities”)]*, [in each case] * on the terms specified in Schedule A hereto. Capitalized terms but and not defined herein have the respective meanings ascribed thereto in the Sales Agreement.

[The Partnership grants an option to the Underwriter[s, severally and not jointly, ]to purchase up to an additional [●] Option Securities at the price per unit set forth in Schedule A hereto, less an amount per unit equal to any distributions declared by the Partnership and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Underwriter[s] to the Partnership setting forth the number of Option Securities as to which the [several] Underwriter[s] [is][are] then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriter[s], but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Settlement Date (as defined below). [If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as [Merrill Lynch] in its sole discretion shall make to eliminate any sales or purchases of fractional units. For purposes of clarity, the parties hereto agree that the officers’ certificate, opinions and letter of counsel and accountants’ letter referred to in Section 3(o), (p) and (q), respectively, of the Sales Agreement are required to be delivered by or on behalf of the Partnership on the Settlement Date.]*

Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of [insert name and address of counsel to the Underwriter[s]], or at such other place as shall be agreed upon by the Underwriter[s] and the Partnership, at 9:00 A.M. (New York City time) on the third (or fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 9(c) of the Sales Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter[s] and the Partnership (such time and date of payment and delivery being herein called “Settlement Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriter[s], payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter[s] and the Partnership, on each Date of Delivery as specified in the notice from the Underwriter[s] to the Partnership.

Payment shall be made to the Partnership by wire transfer of immediately available funds to a bank account designated by the Partnership against delivery to the Underwriter[s for their respective accounts for the Securities to be purchased by them]. [It is understood that each Underwriter has authorized [Merrill Lynch] as representative of the Underwriters, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. [Merrill Lynch], individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Settlement Date or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.]

Each of the provisions of the Sales Agreement not related solely to the Agent, as agent of the Partnership, is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if each such provision had been set forth in full herein. Each of the representations and warranties set forth in the Sales Agreement shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Applicable Time [and any Date of Delivery.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Partnership a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter[s] and the Partnership in accordance with its terms.

THIS TERMS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Very truly yours,

Enable Midstream Partners, LP

By: Enable GP, LLC, its general partner

By:

Name:

Title:

Accepted as of the date hereof:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:

Name:

Title:

[ ● ]

By:

Name:

Title:

*	Include only if the Underwriter[s][has][have] an option to purchase additional Common Units from the Partnership.